Exhibit 10.3

Amended and Restated FORWARD PURCHASE AGREEMENT

This Amended and Restated Forward Purchase Agreement (this “Agreement”) is entered into as of September 13, 2021, by and among Motive Capital Corp, a Cayman Islands exempted company (together with any successor thereto, the “Company”), Motive Capital Fund I-A, LP, a Delaware Limited Partnership, Motive Capital Fund I-B, LP, a Delaware Limited Partnership and Motive Capital Fund I-MPF, LP, a Delaware Limited Partnership (collectively, “Motive Fund I”) and Motive Capital Fund II-A, LP, a Delaware Limited Partnership, Motive Capital Fund II-B, LP, a Delaware Limited Partnership and Motive Capital Fund II-MPF, LP, a Delaware Limited Partnership (collectively, “Motive Fund II” and together with Motive Fund I the “Purchasers” and each a “Purchaser”).

WHEREAS, the parties hereto previously entered into that certain Forward Purchase Agreement, dated as of November 24, 2020 (the “Original FPA”), and now desire to amend and restate the Original FPA in its entirety in accordance with the terms and conditions set forth herein;

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A Share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”);

WHEREAS, the Registration Statement was declared effective on October 6, 2020;

WHEREAS, the Company consummated the IPO of 41,400,000 Units on December 15, 2020 (the “IPO Closing”);

WHEREAS, simultaneously with the closing of the IPO, the Company consummated the sale of 7,386,667 Warrants in a private placement to Motive Capital Funds Sponsor, LLC (the “Private Placement Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO were deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement; and

WHEREAS, the Company intends to consummate the transaction (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, FGI Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, and Forge Global, Inc., a Delaware corporation (“Partner”); and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which concurrently with the closing of the Business Combination (the “Business Combination Closing”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, on a private placement basis, the aggregate number of units (the “Forward Purchase Units”) determined pursuant to Sections 1(a)(ii), (iii) and (iv) hereof, each comprised of one Class A Share (each, a “Forward Purchase Share”) and one-third of one warrant (each, a “Forward Purchase Warrant”), on the terms and conditions set forth herein (the Forward Purchase Shares, the Forward Purchase Warrants underlying the Forward Purchase Units and the Class A Shares underlying the Forward Purchase Warrants, the “Forward Purchase Securities”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Sale and Purchase.

(a)	Forward Purchase Units.

(i)          Subject to Sections 1(a)(ii), (iii) and (iv), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, in the aggregate, at least 5,000,000 Forward Purchase Units (the “Committed Amount”), and up to 14,000,000, Forward Purchase Units, as such total amount is calculated in accordance with Section 1(a)(ii) below, for a purchase price of $10.00 per Forward Purchase Unit. Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the public units in the IPO, and will be subject to the terms and conditions of the Warrant Agreement entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”), mutatis mutandis. Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on the later of 30 days after the Business Combination Closing and 12 months from the IPO Closing, and will expire five years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(ii)          The number of Forward Purchase Units to be issued and sold by the Company and purchased by the Purchasers hereunder, and the aggregate purchase price to be paid for the Forward Purchase Units, shall be determined as follows:

A.          Prior to the Company’s entry into the Merger Agreement, the Company provided the Purchasers with notice (the “Initial Company Notice”) of the contemplated counterparty to the Merger Agreement and the cash requirements of the Business Combination, including the requirements for funding the purchase price and paying expenses and retaining amounts specified in the definitive agreement for the Business Combination.

B.          After the Company’s final determination of the shares of Acquiror Class A Common Stock subject to Acquiror Share Redemptions (as defined in the Merger Agreement), but in no event later than four (4) Business Days prior to the Business Combination Closing, the Company shall notify the Purchasers (such notice, the “Purchase Notice”) of the Acquiror Share Redemption Amount (as defined in the Merger Agreement), the Additional Amount (as defined below), the Final Forward Purchase Amount, and the aggregate purchase price to be paid by the Purchasers to acquire the Final Forward Purchase Amount of Forward Purchase Units, which purchase price shall be the product of (x) the Final Forward Purchase Amount multiplied by (y) $10.00 (such product, the “Forward Purchase Price”). Such notice shall constitute the binding obligation of the Purchasers to purchase, and the Company to sell to the Purchasers, the Final Forward Purchase Amount of Forward Purchase Units, for the Forward Purchase Price, subject to the terms and conditions of this Agreement. As used in this Agreement, the “Final Forward Purchase Amount” shall be the aggregate number of Forward Purchase Units the Purchasers will acquire pursuant to this Agreement and shall be equal to the sum of (a) the Committed Amount, plus (b) the Additional Amount. As used in this Agreement, “Additional Amount” means a number of Forward Purchase Units, which shall in no event exceed 9,000,000, equal to: (a) 0.1 multiplied by (b) the Acquiror Share Redemption Amount (as defined in the Merger Agreement).

(iii)          At least four (4) Business Days before the Business Combination Closing, the Company shall provide the Purchasers with notice of:

A.	the anticipated date of the Business Combination Closing; and

B.	instructions for wiring the Forward Purchase Price.

(iv)          As promptly as practicable after receipt of the Purchase Notice, but in no event later than two (2) Business Days before the Business Combination Closing, the Purchasers shall provide the Company with an allocation notice (the “Allocation Notice”) of the number of Forward Purchase Units to be purchased, and portion of the Forward Purchase Price to be paid, by each Purchaser, with the aggregate amount of Forward Purchase Units being the Final Forward Purchase Amount and the aggregate amount to be paid being the Forward Purchase Price.

(v)          The closing of the sale of Forward Purchase Units (the “Forward Closing”) shall be held on the same date and concurrently with the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, the Purchasers shall deliver to the Company the Forward Purchase Price for the Forward Purchase Units by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice to be held in escrow until the Forward Closing. Immediately prior to the Forward Closing on the Forward Closing Date, (i) the Forward Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchasers, and (ii) upon such release, the Company shall issue the Forward Purchase Units to the Purchasers in accordance with the Allocation Notice in book- entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchasers (or their nominees in accordance with their delivery instructions) in accordance with the Allocation Notice, or to a custodian designated by each Purchaser, as applicable. In the event the Business Combination Closing does not occur within five (5) Business Days of the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward Purchase Price to the Purchasers. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)	Delivery of Forward Purchase Units.

(i)          The Company shall register the Purchasers, in accordance with the Allocation Notice, as the owners of the Forward Purchase Units purchased by the Purchasers hereunder in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the Forward Closing.

(ii)          Each register and book entry for the Forward Purchase Securities purchased by the Purchasers hereunder shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY”

(c)          Legend Removal. If the Forward Purchase Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at any Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Securities in violation of applicable law.

(d)          Registration Rights. The Purchasers shall have registration rights with respect to the Forward Purchase Securities as set forth in the Amended and Restated Registration and Stockholder Rights Agreement in substantially the form attached hereto as  Exhibit A (the “Registration Rights Agreement”).

2.          Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company on behalf of itself as follows, as of the date hereof:

(a)          Organization and Power. Such Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute the valid and legally binding obligation of the Purchasers, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies,.

(c)          Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)          Compliance with Other Instruments. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to such Purchaser, in each case (other than clause (i)), which would have a material adverse effect on such Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)          Purchase Entirely for Own Account. This Agreement is made with each Purchaser in reliance upon such Purchaser’s representations to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by such Purchaser will be acquired for investment for the Purchaser’s own accounts, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. If such Purchaser was formed for the specific purpose of acquiring the Forward Purchase Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)          Disclosure of Information. Each Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Units, as well as the terms of the IPO and the proposed Business Combination, with the Company’s management.

(g)          Restricted Securities. Each Purchaser understands that the offer and sale of the Forward Purchase Units to such Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser may be required to hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, or any Class A Shares which the Forward Purchase Securities may be converted into or exercised for, for resale, except pursuant to the Registration Rights Agreement. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. Such Purchaser acknowledges that the Registration Statement filed in connection with the IPO was declared effective by the SEC. Such Purchaser understands that the offering of the Forward Purchase Securities hereunder is not, and was not intended to be, part of the IPO, and that such Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to the Registration Statement and such offering of the Forward Purchase Securities.

(h)          No Public Market. Each Purchaser understands that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(i)          High Degree of Risk. Each Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause such Purchaser to lose all or part of its investment.

(j)          Accredited Investor. Each Purchaser is an “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)          Foreign Investors. If any Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), that Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Forward Purchase Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Forward Purchase Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Forward Purchase Units. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Forward Purchase Units will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l)          No General Solicitation. Neither the Purchasers, nor any of their officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to their knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(m)          Residence. The principal place of business of each Purchaser is the office located at the addresses of such Purchaser set forth on the signature page hereof.

(n)          Non-Public Information. Each Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(o)          Adequacy of Financing. Each of the Purchasers has, or will have, from and after receipt of capital commitments, sufficient funds in an aggregate amount not less than the purchase price for the Forward Purchase Units indicated in the Purchase Notice, available to it to satisfy their obligations under this Agreement.

(p)          Affiliation of Certain FINRA Members. None of the Purchasers are either a person associated or affiliated with any underwriter of the IPO or, to their actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that participated in the IPO.

(q)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchasers nor any person acting on behalf of the Purchasers nor any of the Purchasers’ affiliates (the “Purchaser Parties”) have made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchasers and the offering, sale and purchase of the Forward Purchase Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.          Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)          Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)          Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i)          500,000,000 Class A Shares, 41,400,000 of which are issued and outstanding;

(ii)          50,000,000 Class B ordinary shares of the Company, par value $0.0001 per share (“Class B Shares”), 10,350,000 of which are issued and outstanding; and all of the outstanding Class B Shares of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii)        5,000,000 preference shares, none of which are issued and outstanding.

(c)          Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the Forward Closing, and the securities issuable upon conversion or exercise of the Forward Purchase Securities, has been taken or will be taken prior to the Forward Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon conversion or exercise of the Forward Purchase Securities has been taken or will be taken prior to the Forward Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)	Valid Issuance of Forward Purchase Securities.

(i)          The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, and the securities issuable upon conversion or exercise of the Forward Purchase Securities, when issued in accordance with the terms of the Forward Purchase Securities and this Agreement, and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(ii)          No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)—(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)          Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights Agreement.

(f)          Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s memorandum and articles of association, as they may be amended from time to time (the “Articles”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)          Operations. As of the date hereof, the Company has not conducted, any operations other than organizational activities, activities in connection with the IPO and offerings of the Forward Purchase Securities, and activities in connection with the consummation of an initial business combination.

(h)          Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)          Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)          Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)          No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Units.

(l)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering, sale and purchase of the Forward Purchase Securities, the IPO or the Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

4.	Additional Agreements, Acknowledgements and Waivers of the Purchasers.

(a)	Trust Account.

(i)          Each Purchaser hereby acknowledges that it is aware that the Company established a trust account (the “Trust Account”) for the benefit of its public shareholders upon the IPO Closing. Each Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, each Purchaser may have in respect of any Class A Shares issued in the IPO (the “Public Shares”) held by it.

(ii)          Each Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it. In the event any Purchaser has any Claim against the Company under this Agreement, such Purchaser shall not pursue such Claim against the Trust Account or against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(b)          No Short Sales. Each Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 4(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.	Additional Agreements of the Company.

(a)          NYSE Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares on the NYSE (or another national securities exchange).

6.	Forward Closing Conditions.

(a)          The obligation of the Purchasers to purchase the Forward Purchase Units at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchasers:

(i)          The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Units;

(ii)          All conditions precedent to the Business Combination Closing set forth in Sections 9.1 and 9.2 of the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the Business Combination Closing);

(iii)          The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)          The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(iv)             No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened in writing by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened in writing, preventing the purchase by the Purchasers of the Forward Purchase Units.

(b)          The obligation of the Company to sell the Forward Purchase Units at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)          The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Units;

(ii)          The representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement;

(iii)          The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Forward Closing; and

(iv)          No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchasers of the Forward Purchase Units.

7.          Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)	by mutual written consent of the Company and the Purchasers; or

(b)	automatically if the Business Combination is not consummated within 24 months from the IPO Closing (or such later date as may be approved by the Company’s shareholders in accordance with the Articles) or, if earlier, upon termination of the Merger Agreement in accordance with its terms.

In the event of any termination of this Agreement pursuant to this Section 7, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchasers’ funds paid in connection herewith shall be promptly returned to the Purchasers in accordance with written instructions provided by the Purchasers to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 4(a) shall survive termination of this Agreement.

8.	General Provisions.

(a)          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Motive Capital Corp, 7 World Trade Center, 250 Greenwich Street, FL 47, New York, New York 10007, Attn: Kristy Trieste, email: Kristy.Trieste@motivepartners.com, with a copy to the Company’s counsel at: Gibson, Dunn & Crutcher LLP 200 Park Ave, New York, NY 10166, Attn: Shukie Grossman and Evan D’Amico, email: grossman@gibsondunn.com and damico@gibsondunn.com.

All communications to the Purchasers shall be sent to the Purchasers’ addresses as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)          No Finder’s Fees. Other than fees (whether deferred or otherwise) payable to the underwriters of the IPO or any other investment bank or financial advisor who assists the Company in sourcing targets for a Business Combination, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each of the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)          Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)          Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. The Original FPA is hereby amended and restated in its entirety; provided, that if this Agreement is terminated pursuant to Section 7(b), this Agreement shall be null and void and the terms of the Original FPA will be reinstated.

(e)          Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)          Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, each Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Forward Purchase Securities to one or more other persons upon the consent of the Company and Partner (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company or Partner shall be required if such assignment or delegation is to an affiliate of such Purchaser; provided, further, that no such assignment or delegation shall relieve such Purchaser of its obligations hereunder (including its obligation to purchase the Number of Forward Purchase Shares and the Number of Forward Purchase Warrants hereunder) and each of the Company and Partner shall be entitled to pursue all rights and remedies against such Purchaser subject to the terms and conditions hereof.

(g)          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)          Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)          Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)          Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (i)  hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)          Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)          Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of each of the Company, Partner and the Purchasers.

(m)          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)          Expenses. Each of the Company and the Purchasers will be responsible for payment of its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Forward Purchase Securities and the securities issuable upon conversion or exercise of the Forward Purchase Securities.

(o)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)          Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)          Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)          Specific Performance. The parties hereto acknowledge and agree that (i) this Agreement is being entered into in order to induce Partner and the Company to execute and deliver the Merger Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Partner shall be entitled to specifically enforce each Purchaser’s obligations to purchase the Forward Purchase Units under this Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(r) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any proceeding for which the Company is being granted an award of money damages, each Purchaser agrees that such damages, to the extent payable by such Purchaser, are not limited to an award of out-of-pocket fees and expenses related to the Agreement and this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

MOTIVE FUND I	MOTIVE FUND II

MOTIVE CAPITAL FUND I-A, LP	MOTIVE CAPITAL FUND II-A, LP

By:	/s/ Paul Luc Robert Heyvaert	By:	/s/ Paul Luc Robert Heyvaert

Name: Paul Luc Robert Heyvaert	Name: Paul Luc Robert Heyvaert
Title: Manager	Title: Manager

MOTIVE CAPITAL FUND I-B, LP	MOTIVE CAPITAL FUND II-B, LP

By:	/s/ Paul Luc Robert Heyvaert	By:	/s/ Paul Luc Robert Heyvaert

Name: Paul Luc Robert Heyvaert	Name: Paul Luc Robert Heyvaert
Title: Manager	Title: Manager

MOTIVE CAPITAL FUND I-MPF, LP	MOTIVE CAPITAL FUND II-MPF, LP

By:	/s/ Paul Luc Robert Heyvaert	By:	/s/ Paul Luc Robert Heyvaert

Name: Paul Luc Robert Heyvaert	Name: Paul Luc Robert Heyvaert
Title: Manager	Title: Manager

Address for Notices:	Address for Notices:

7 World Trade Center, 250 Greenwich	7 World Trade Center, 250 Greenwich Street, FL 47,
Street, FL 47, New York, New York 10007	New York, New York 10007
Attention: Kristy Trieste	Attention: Kristy Trieste
Email: Kristy.Trieste@motivepartners.com	Email: Kristy.Trieste@motivepartners.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Ave
New York, New York 10166

Attention:	Shukie Grossman Evan D’Amico
Email:	sgrossman@gibsondunn.com edamico@gibsondunn.com

COMPANY:

MOTIVE CAPITAL CORP

By:	/s/ Blythe Masters

Name: Blythe Masters
Title: Chief Executive Officer

Exhibit A

Registration Rights Agreement

See attached.